Exhibit 4.7

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Issuer,

and

THE BANK OF NEW YORK MELLON

as Trustee, Paying and Conversion Agent, Calculation Agent

and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON

as Contingent Convertible Security Registrar

FIRST SUPPLEMENTAL INDENTURE

dated as of November 16, 2017

to

CONTINGENT CONVERTIBLE PREFERRED SECURITIES INDENTURE

dated as of September 25, 2017

in respect of

$1,000,000,000 Contingent Convertible Preferred Securities

This FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of November 16, 2017, between BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (the “Company”), having its principal executive office located at Calle Azul 4, 28050 Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office located at 101 Barclay Street, New York, New York 10286, United States, and acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch through its Corporate Trust Office located at One Canada Square, London E14 5AL, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying and conversion agent (the “Paying and Conversion Agent”, which term includes any successor Paying and Conversion Agent), calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent), principal paying agent (the “Principal Paying Agent”, which term includes any successor Principal Paying Agent) and security registrar (the “Contingent Convertible Security Registrar”, which term includes any successor Contingent Convertible Security Registrar).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), to provide for the issuance of the Company’s Contingent Convertible Preferred Securities;

WHEREAS, the Company hereto desires to issue a series of Contingent Convertible Preferred Securities to be known as the $1,000,000,000 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Preferred Securities”);

WHEREAS, the parties hereto desire to establish that the Preferred Securities shall be issued in the form of one of more Global Securities substantially in the form of Exhibit A to this First Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Contingent Convertible Preferred Securities Indenture;

WHEREAS, Section 10.01(f) of the Contingent Convertible Preferred Securities Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Contingent Convertible Preferred Securities of any series as permitted under Sections 2.01 or 3.01 and 10.01(e) of the Contingent Convertible Preferred Securities Indenture without the consent of Holders;

WHEREAS, Section 10.01(e) of the Contingent Convertible Preferred Securities Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Contingent Convertible Preferred Securities Indenture, subject to certain conditions, without the consent of Holders;

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WHEREAS, this First Supplemental Indenture shall amend and supplement the Contingent Convertible Preferred Securities Indenture but only with respect to the Preferred Securities; to the extent the terms of the Contingent Convertible Preferred Securities Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern, but only with respect to the Preferred Securities. The Contingent Convertible Preferred Securities Indenture, as amended and supplemented by this First Supplemental Indenture, is hereinafter referred to as the “Indenture”; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this First Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)    a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)    capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Contingent Convertible Preferred Securities Indenture;

(d)    headings are for convenience of reference only and do not affect interpretation;

(e)    the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import, when used in this First Supplemental Indenture, refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this First Supplemental Indenture;

(f)    unless otherwise specified herein, references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this First Supplemental Indenture;

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(g)    wherever the words “include”, “includes” or “including” are used in this First Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(h)    for purposes of this First Supplemental Indenture, references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i)    the following terms used in this First Supplemental Indenture shall have the following meanings:

“5-year Mid-Swap Rate” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date:

(a)	the annual mid-swap rate for the Reset Date for U.S. dollar swap transactions maturing on the last day of such Reset Period, expressed as a percentage, which appears on the Screen Page at 11.00 a.m. (New York City time) on the Reset Determination Date; or

(b)	if such rate does not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Reset Period;

“5-year Mid-Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 (ISDA) day count basis) of a fixed-for-floating U.S. dollar interest rate swap transaction which

(i)	has a term of five years commencing on the relevant Reset Date; and

(ii)	is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market,

where the floating leg (calculated on an Actual/360 (ISDA) day count basis) is equivalent to the rate for deposits in U.S. dollars for a three-month period, offered by the principal London offices of leading swap dealers in the New York City interbank market to prime banks in the London interbank market or to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by the Company in its sole discretion), such successor rate. If the Company has determined that a substitute or successor rate should apply in accordance with the foregoing, it will notify the Calculation Agent in writing and the Calculation Agent will request each Reference Bank to adjust such 5-year mid-swap rate quotation to include any necessary adjustment factor that is necessary to make the 5-year mid-swap rate quotation comparable to a 5-year mid-swap rate quotation based on the 3-months interbank deposit rate;

“Accrual Date” means the date from which Distributions began to accrue;

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“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid;

“Closing Date” means November 16, 2017, being the date of the initial issue of the Preferred Securities;

“Company” means the Person named as the “Company” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Preferred Securities;

“Depositary” means The Depository Trust Company (“DTC”) and its successors;

“Distribution” means the non-cumulative cash distribution, if any, in respect of the Preferred Securities in a Distribution Period, determined in accordance with the Indenture;

“Distribution Payment Date” means, with respect to the Preferred Securities, each of February 16, May 16, August 16 and November 16 in each year, commencing on February 16, 2018;

“First Reset Date” means November 16, 2027;

“Floor Price” means $4.35, subject to adjustment in accordance with Section 4.04 of the Contingent Convertible Preferred Securities Indenture;

“Holder” means a Person in whose name a Preferred Security is registered in the Contingent Convertible Preferred Security Register;

“Initial Margin” means 3.870% per annum;

“Liquidation Preference” means $200,000 per Preferred Security;

“Payment Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City;

“Reference Banks” means five leading swap dealers in the New York City interbank market as selected by the Company and communicated to the Calculation Agent no later than 20 calendar days prior to the relevant Reset Determination Date;

“Regular Record Date” for the Distribution payable on any Distribution Payment Date on the Preferred Securities means the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date;

“Reset Date” means the First Reset Date and every fifth anniversary thereafter;

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“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date;

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date;

“Reset Reference Bank Rate” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, the percentage determined on the basis of the arithmetic mean of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (New York City time) on the Reset Determination Date for such Reset Date. The Calculation Agent will request the principal office of each Reference Bank to provide a quotation of its rate. If three or more quotations are provided, the Reset Reference Bank Rate for such Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotation is provided, the Reset Reference Bank Rate for the Reset Period will be (i) in the case of a Reset Period other than the Reset Period commencing on the First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, 2.066% per annum; and

“Screen Page” means the display page on the relevant Reuters information service designated as the “ICESWAP1” page or such other page as may replace it on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate.

Section 1.02.    Separability Clause. In case any provision in this First Supplemental Indenture or the Preferred Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.03.    Benefits of Supplemental Indenture. Nothing in this First Supplemental Indenture or the Preferred Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

ARTICLE 2

THE PREFERRED SECURITIES

Section 2.01.    Form, Title, Terms and Payments. The form of any Contingent Convertible Preferred Security that is designated as a Preferred Security shall be evidenced by one or more Global Securities in registered form (each, a “Global Preferred Security”) deposited with, or on behalf of, the Depositary on the Closing Date. The Global Preferred Securities shall be registered in the name of the Depositary’s

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nominee (initially Cede & Co.) and executed and delivered in substantially the form attached hereto as Exhibit A. The terms of the Global Preferred Securities are hereby incorporated herein by reference and made a part hereof as if set forth herein in full.

(a)    There is hereby established a new series of Contingent Convertible Preferred Securities designated as the $1,000,000,000 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (referred to herein as the “Preferred Securities”).

(b)    The Preferred Securities shall carry a Liquidation Preference of $200,000 per Preferred Security.

(c)    The Preferred Securities shall be initially limited in aggregate Liquidation Preference to $1,000,000,000. The Company may from time to time, without the consent of the Holders, issue additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities described in this First Supplemental Indenture, except for the initial Accrual Date, Closing Date and first Distribution Payment Date. Any such additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such further Preferred Securities shall be consolidated and form a single series with the Preferred Securities.

(d)    The Preferred Securities shall be perpetual Contingent Convertible Preferred Securities and shall have no stated maturity in respect of Liquidation Preference.

(e)    The Preferred Securities shall not have a sinking fund. No premium, upon redemption or otherwise, shall be payable by the Company on the Preferred Securities.

(f)    Any proposed transfer of an interest in the Preferred Securities held in the form of a Global Preferred Security shall be effected through the book-entry system maintained by the Depositary.

(g)    The Distribution Rate on the Preferred Securities is set forth in Section 2.02(a) hereof.

(h)    Payments in respect of the Preferred Securities, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 2.02 hereof and the Contingent Convertible Preferred Securities Indenture (including Sections 3.08, 3.09, 3.10, 6.02, Article 4 and Section 14.01 thereof).

(i)    The Company shall undertake reasonable efforts to list the Preferred Securities on the Irish Stock Exchange within 30 days after the initial delivery of the Preferred Securities. If such listing is approved, the Company shall endeavor to maintain such listing as long as the Preferred Securities remain outstanding. Notwithstanding the above, if listing on the Irish Stock Exchange is not approved or if such listing is approved and the Preferred Securities are subsequently removed from listing, the Company shall endeavor to list the Preferred Securities on another organized market in an Organization for Economic Co-operation and Development country as soon as practicable and to maintain such listing.

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(j)    The Depositary for the Preferred Securities shall be DTC (or, if applicable, its successors).

(k)    Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon as the initial Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Security Registrar, under the Indenture for the purpose of performing such roles with respect to the Preferred Securities, and The Bank of New York Mellon hereby accepts such appointments. The Company may change the Paying and Conversion Agent, the Calculation Agent, the Principal Paying Agent and/or the Contingent Convertible Security Registrar Paying Agent without prior notice to the Holders of the Preferred Securities. The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to the Contingent Convertible Preferred Securities Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Calculation Agent as though it was a party thereto, provided, however, that the Calculation Agent shall be deemed to have acknowledged, accepted and agreed to be bound, and will be bound, by Section 14.02 thereof, on the same terms as the Trustee, with respect to any BRRD Liability of the Company to the Calculation Agent.

Section 2.02.    Distributions.

(a)    The Preferred Securities accrue Distributions:

(i)    in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of 6.125% per annum; and

(ii)    in respect of each Reset Period, at the rate per annum equal to the aggregate of the Initial Margin and the 5-year Mid-Swap Rate (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. As of the date of this First Supplemental Indenture, the market convention for quarterly rate conversion is as follows:

Reset Distribution Rate = 4 x

Subject as provided in the Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Preferred Securities Indenture), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

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(b)    If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (a) the actual number of days in the period from (and including) the Accrual Date to (but excluding) the date on which Distributions fall due divided by (b) the actual number of days from (and including) the Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(c)    The Company will be discharged from its obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent for the account of the Holders on the relevant Distribution Payment Date. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

(d)    If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay.

(e)    If the Company does not pay a Distribution or part thereof on the relevant Distribution Payment Date, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and the Company subsequently does not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such Distribution, and accordingly such remaining portion of the Distribution shall also not be due and payable.

(f)    The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to the Company and the stock exchange on which the Preferred Securities are listed and notice thereof to be published in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture as soon as possible after its determination but in no event later than the fourth Business Day thereafter.

Section 2.03.    Amended Provisions of Contingent Convertible Preferred Securities Indenture. (a) The definition of “Tax Event” set forth in Section 1.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the

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Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following definition:

““Tax Event” in respect of any series of Contingent Convertible Preferred Securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in the Kingdom of Spain (except as provided in Section 9.02 and Section 9.03), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the Contingent Convertible Preferred Securities of such series (a) the Company would not be entitled to claim a deduction in computing its taxation liabilities in Spain (or, following any of the transactions referred to in Section 9.01 or an assumption of obligations pursuant to Section 9.03, the successor Person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Company would be reduced, or (b) the Company would be required to pay Additional Amounts pursuant to Section 11.04, or (c) the applicable tax treatment of the Contingent Convertible Preferred Securities of such series would be materially affected.”

(b)    Section 1.13 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 1.13. Governing Law. This Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Contingent Convertible Preferred Securities Indenture, the authorization, issuance and execution by the Company of the Contingent Convertible Preferred Securities and Section 13.01(a) hereof shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.”

(c)    The first paragraph of Section 4.02(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Notwithstanding Section 4.02(a), if a Capital Reduction occurs at any time on or after the issue date of any series of Contingent Convertible Preferred Securities, each Holder of the Contingent Convertible Preferred Securities of such series will have the right to elect that all (but not part) of its Contingent Convertible Preferred Securities shall not be converted in accordance

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with Section 4.02(a), in which case all Contingent Convertible Preferred Securities of such Holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Contingent Convertible Preferred Securities shall be made in respect of such Contingent Convertible Preferred Securities to that Holder on the relevant Conversion Settlement Date pursuant to Section 4.02(a) (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Contingent Convertible Preferred Securities pursuant to Section 3.01). To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Contingent Convertible Preferred Securities represented by a Global Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the Holder giving notice to the Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such Holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.”

(d)    Section 4.07 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 4.07. Agreement and Waiver with Respect to Conversion. The Contingent Convertible Preferred Securities of any series are not convertible into Common Shares at the option of Holders of Contingent Convertible Preferred Securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision herein, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Convertible Preferred Securities of such series, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series or the Trustee, (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the Holders of the Contingent Convertible Preferred Securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09 and except as provided in Section 4.02(b))), and the Company’s liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed

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cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09 and except as provided in Section 4.02(b))), except as noted under Section 4.08(g) with respect to certain stamp and similar taxes, shall be automatically released, and the Holders of the Contingent Convertible Preferred Securities so converted shall not have the right to give a direction to the Trustee with respect to the Conversion Event and any related Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Contingent Convertible Preferred Securities Indenture and in connection with the Contingent Convertible Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Contingent Convertible Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or beneficial owner of such Contingent Convertible Preferred Securities or the Trustee.”

(e)    Section 4.10 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 4.10. Delivery of ADSs. In respect of any Common Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant Contingent Convertible Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.”

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(f)    Section 9.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 9.01.    Company May Consolidate, Etc., Only on Certain Terms. The Company may, without the consent of Holders of any Contingent Convertible Preferred Securities of any series Outstanding under this Contingent Convertible Preferred Securities Indenture, consolidate or amalgamate with or merge into any other Person or Persons (whether or not affiliated with the Company) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with the Company), provided that:

(a)    any Person formed by any consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under this Contingent Convertible Preferred Securities Indenture;

(b)    immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing;

(c)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d)    except where the successor entity is a holding company of the Company or a wholly-owned subsidiary of the Company, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Company (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).”

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(g)    Section 12.08 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Subject to Sections 12.09 and 12.10 and unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, any series of Contingent Convertible Preferred Securities shall not be redeemable prior to the tenth anniversary of the date of issuance of the relevant Contingent Convertible Preferred Securities. All, and not only some, of the Contingent Convertible Preferred Securities of any series may be redeemed at the option of the Company at any time on or after the tenth anniversary of the date of issuance of such Contingent Convertible Preferred Securities at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.”

(h)    Section 13.01(a) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Unless previously converted into Common Shares pursuant to Article 4 and except as provided in Section 6.02(b), the obligations of the Company under the Contingent Convertible Preferred Securities of any series will constitute direct, unconditional, unsecured and subordinated obligations of the Company and, in case of insolvency (concurso de acreedores) of the Company, in accordance with Additional Provision 14.3 of Law 11/2015 and the Spanish Insolvency Law but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the obligations of the Company in respect of the Contingent Convertible Preferred Securities of such series constitute an Additional Tier 1 Instrument of the Company, such Contingent Convertible Preferred Securities will rank with respect to claims for any Liquidation Preference of such Contingent Convertible Preferred Securities:

(i)    junior to:

(A)    any unsubordinated obligations of the Company (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and

(B)    any claim for principal in respect of any other contractually subordinated obligations of the Company, present and future, not constituting Additional Tier 1 Capital of the Company for the purposes of Section 3 of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

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(ii)    pari passu with:

(A)    each other claim for any Liquidation Preference of the Contingent Convertible Preferred Securities of such series;

(B)    all other claims in respect of any liquidation preference or otherwise for principal in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future; and

(C)    any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and

(iii)    senior to the Common Shares or any other subordinated obligations of the Company which by law rank junior to the Contingent Convertible Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of the Company expressed by their terms to rank junior to the Contingent Convertible Preferred Securities).

The obligations of the Company under the Contingent Convertible Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.”

(i)    Section 14.01(a) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Notwithstanding any other term of the Contingent Convertible Preferred Securities of any series, the Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Contingent Convertible Preferred Securities of any series, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder (which, for the purposes of this Article 14, includes each holder of a beneficial interest in the Contingent Convertible Preferred Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Contingent Convertible Preferred Securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment,

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modification or variation of the terms of the Contingent Convertible Preferred Securities; (C) the cancellation of the Contingent Convertible Preferred Securities of any series; (D) the inclusion of a maturity date for the Contingent Convertible Preferred Securities of any series or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Contingent Convertible Preferred Securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Contingent Convertible Preferred Securities of any series or the rights of the Holders thereunder or under the Contingent Convertible Preferred Securities Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.”

Section 2.04.    Prohibition on Acquisition of Preferred Securities by Spanish Tax Residents. The Preferred Securities must not be offered, distributed or sold in the Kingdom of Spain or to a tax resident of the Kingdom of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than the Company). Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and such transfer will be considered null and void by the Company. Accordingly, the Company will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Confirmation of Indenture. The Contingent Convertible Preferred Securities Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Contingent Convertible Preferred Securities Indenture and this First Supplemental Indenture shall, in respect of any Preferred Securities, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Contingent Convertible Preferred Securities Indenture with respect to the Preferred Securities. In the event of a conflict between the terms and conditions of the Contingent Convertible Preferred Securities Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail with respect to the Preferred Securities.

Section 3.02.    Governing Law. This First Supplemental Indenture and the Preferred Securities (except as set forth herein and therein) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this First Supplemental Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Section 13.01(a) of the Contingent Convertible Preferred Securities Indenture shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

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Section 3.03.    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.04.    Not Responsible for Recitals or Issuance of Preferred Securities. The recitals contained herein and in the Preferred Securities except the Trustee’s and any Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Preferred Securities, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Preferred Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Preferred Securities or the proceeds thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Antonio Joaquin Borraz Peralta
Name:	Antonio Joaquin Borraz Peralta
Title:	Authorized Representative

THE BANK OF NEW YORK MELLON, AS TRUSTEE, PAYING AND CONVERSION AGENT, CALCULATION AGENT AND PRINCIPAL PAYING AGENT

By:	/s/ Thomas Vanson
Name:	Thomas Vanson
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, AS CONTINGENT CONVERTIBLE PREFERRED SECURITY REGISTRAR

By:	/s/ Thomas Vanson
Name:	Thomas Vanson
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL PREFERRED SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 13.01 OF THE INDENTURE HEREINAFTER REFERRED TO, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 13.01, AND THE HOLDER (AND BENEFICIAL OWNERS) OF THIS SECURITY, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE COMMON LAWS OF THE KINGDOM OF SPAIN.

THIS SECURITY MAY NOT BE OFFERED, DISTRIBUTED OR SOLD IN THE KINGDOM OF SPAIN OR TO A TAX RESIDENT OF THE KINGDOM OF SPAIN FOR PURPOSES OF SPANISH TAX LEGISLATION AND IT MUST NOT BE TRANSFERRED TO OR ACQUIRED BY ANY SUCH SPANISH TAX RESIDENT (OTHER THAN THE COMPANY). ANY TRANSFER OF THIS SECURITY TO ANY OTHER SPANISH TAX RESIDENT IS NOT PERMITTED AND SUCH TRANSFER WILL BE CONSIDERED NULL AND VOID BY THE COMPANY. ACCORDINGLY, THE COMPANY WILL NOT RECOGNIZE ANY OTHER SPANISH TAX RESIDENT AS A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY FOR ANY PURPOSE.

This security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Preferred Securities” and each, a “Preferred Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 16, 2017 (the “First Supplemental Indenture” and, together with the Contingent Convertible Preferred Securities Indenture, the “Indenture”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the First Supplemental Indenture.

Notwithstanding any other term of the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Preferred Securities, and as set forth more fully on the reverse of this Preferred Security and in the Indenture, by its acquisition of any Preferred Security, each Holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (B) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (C) the cancellation of the Preferred Securities; (D) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the Holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

$1,000,000,000 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

No.	$500,000,000

CUSIP NO. 05946K AF8

ISIN NO. US05946KAF84

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture, the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the Liquidation Preference of $500,000,000, if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Indenture. The Preferred Securities shall have no fixed maturity or fixed redemption date.

The Preferred Securities accrue Distributions: (a) in respect of the period from (and including) the Closing Date to (but excluding) November 16, 2027 (the “First Reset Date”) at the rate of 6.125% per annum; and (b) in respect of each Reset Period, at the rate per annum equal to the aggregate of 3.870% per annum (the “Initial Margin”) and the 5-year Mid-Swap Rate (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. Subject as provided in the Indenture (including Sections 3.08 and 3.09 of the Contingent Convertible Preferred Securities Indenture), such Distributions will be payable quarterly in arrears on each of February 16, May 16, August 16 and November 16 of each year (each, a “Distribution Payment Date”). The first date on which Distributions may be paid will be February 16, 2018.

Subject to the limitations specified on the reverse of this Preferred Security and in the Indenture, if a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (a) the actual number of days in the period from (and including) the date from which Distributions began to accrue (the “Accrual Date”) to (but excluding) the date on which Distributions fall due divided by (b) the actual number of days from (and including) the Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

The “5-year Mid-Swap Rate” is, in relation to a Reset Date and the Reset Period commencing on that Reset Date: (a) the annual mid-swap rate for the Reset Date for U.S. dollar swap transactions maturing on the last day of such Reset Period, expressed as a percentage, which appears on the Screen Page at 11.00 a.m. (New York City time) on the Reset Determination Date; or (b) if such rate does not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Reset Period. The “Screen Page” is the display page on the relevant Reuters information service designated as the “ICESWAP1” page or such other page as may replace it on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate. The “Reset Reference Bank Rate” is, in relation to a Reset Date and the Reset Period commencing on that Reset Date, the percentage determined on the basis of the arithmetic mean of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (New York City time) on the Reset Determination Date for such Reset Date. The Calculation Agent will request the principal office of each Reference Bank to provide a quotation of its rate. If three or more quotations are provided, the Reset Reference Bank Rate for such Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotation is provided, the Reset Reference Bank Rate for the Reset Period will be (i) in the case of a Reset Period other than the Reset Period commencing on the First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, 2.066% per annum. The “5-year Mid-Swap Rate Quotations” is the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 (ISDA) day count basis) of a fixed-for-floating U.S. dollar interest rate swap transaction which (i) has a term of five years commencing on the relevant Reset Date; and (ii) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, where the floating leg (calculated on an Actual/360 (ISDA) day count basis) is equivalent to the rate for deposits in U.S. dollars for a three-month period, offered by the principal London offices of leading swap dealers in the New York City interbank market to prime banks in the London interbank market or to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by the Company in its sole discretion), such successor rate. If the Company has determined that a substitute or successor rate should apply in accordance with the foregoing, it will notify the Calculation Agent in writing and the Calculation Agent will request each Reference Bank to adjust such 5-year mid-swap rate quotation to include any necessary adjustment factor that is necessary to make the 5-year mid-swap rate quotation comparable to a 5-year mid-swap rate quotation based on the 3-months interbank deposit rate. The “Reset Determination Date” is, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date. “Reset Date” means the First Reset Date and every fifth anniversary thereafter. “Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay. “Payment Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

Distributions, if any, on any Preferred Securities which are payable, and are paid or duly provided for, on any Distribution Payment Date shall be paid to the Person in whose name such Preferred Security is registered at the close of business on the Regular Record Date for such Distributions.

In addition to any other restrictions on payments of Liquidation Preference, Distributions or Additional Amounts described in this Preferred Security and/or contained in the Indenture, no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The Company may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any reason. Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of any election of the Company to cancel such Distribution pursuant to this paragraph or the limitations on payment set out in the immediately subsequent paragraph, then the right of the Holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and the Company will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period. No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this paragraph or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in the immediately subsequent paragraph will constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of the Company or the Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide. If the Company does not pay a Distribution or part thereof on the relevant Distribution Payment Date, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable.

Without limitation on the foregoing paragraph, payments of Distributions on the Preferred Securities shall be made only out of Distributable Items of the Company. To the extent that (i) the Company has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of the Company in the then current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of the Company, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires the Company to cancel the relevant Distribution in whole or in part, then the Company will, without prejudice to the right described in the paragraph immediately above to cancel at its discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount if and to the extent applicable to the Company and/or the Group).

By acquiring Preferred Securities, Holders (which, for the purposes of this paragraph, includes holders of a beneficial interest in the Preferred Securities) acknowledge and agree that (i) Distributions are payable solely at the Company’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by the Company as described in the second paragraph above and/or as a result of the limitations on payment described in the paragraph immediately above; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of the Company or the Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with Sections 3.08, 3.09, 3.10 and 6.02 and Article 4 of the Contingent Convertible Preferred Securities Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein and in the Indenture shall not be due and shall not accumulate or be payable at any time thereafter, and Holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence the Company’s exercise of its discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

This Preferred Security and the Indenture (except as set forth herein and therein) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Section 13.01(a) of the Contingent Convertible Preferred Securities Indenture shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Reference is hereby made to the further provisions of this Preferred Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS PREFERRED SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE KINGDOM OF SPAIN.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Preferred Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: November 16, 2017

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:	Antonio Joaquin Borraz Peralta
Title:	Authorized Representative

Trustee’s Certificate of Authentication

This is one of the Preferred Securities of the series designated herein referred to in the Indenture.

Date: November 16, 2017

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:	Authorized Signatory

(Reverse of Preferred Security)

This Preferred Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Preferred Securities” and each, a “Preferred Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 16, 2017 (the “First Supplemental Indenture” and, together with the Contingent Convertible Preferred Securities Indenture, the “Indenture”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the First Supplemental Indenture, and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Preferred Securities and of the terms upon which the Preferred Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Preferred Security, the provisions set forth in this Preferred Security shall control for purposes of this Preferred Security.

This Preferred Security is one of the series designated on the face hereof, limited to a Liquidation Preference of $1,000,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to issue additional Contingent Convertible Preferred Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Additional Amounts. Unless otherwise specified in the Indenture, all payments of Distributions payable in respect of Preferred Securities by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of the Kingdom of Spain (except as provided under “Consolidation, Merger, Conveyance or Transfer”) or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company shall (to the extent such payment can be made out of Distributable Items of the Company on the same basis as for payment of any Distribution in accordance with Article 3 of the Contingent Convertible Preferred Securities Indenture) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in Holders of Outstanding Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required to the extent provided in Section 11.04 of the Contingent Convertible Preferred Securities Indenture and subject to the exceptions therein.

Payments Subject to Fiscal Laws. All payments in respect of the Preferred Securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the Company’s obligation to pay Additional Amounts to the extent required under “Additional Amounts” above.

Optional Redemption. All, and not only some, of the Preferred Securities may be redeemed at the option of the Company at any time on or after the First Reset Date at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force. The “Redemption Price” is, per Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein, an amount equal to any accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the Redemption Date of the Preferred Securities.

Optional Redemption due to a Tax Event. If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force. A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in the Kingdom of Spain (except as provided under “Consolidation, Merger, Conveyance or Transfer”), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (a) the Company would not be entitled to claim a deduction in computing its taxation liabilities in the Kingdom of Spain (except as provided under “Consolidation, Merger, Conveyance or Transfer”) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Company would be reduced, or (b) the Company would be required to pay Additional Amounts pursuant to “Additional Amounts” above, or (c) the applicable tax treatment of the Preferred Securities would be materially affected. Prior to any notice of redemption of the Preferred Securities, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an Opinion of Counsel to the effect that a Tax Event has occurred.

Optional Redemption due to a Capital Event. If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force. A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the Group’s or the Company’s Tier 1 Capital.

Cancelled Distributions Not Payable Upon Redemption. Any Distributions that have been cancelled or deemed cancelled pursuant to the terms of this Preferred Security shall not be payable if the Preferred Securities are redeemed pursuant to the terms of this Preferred Security.

Redemption Procedures; Notice of Redemption. The decision to redeem the Preferred Securities must be irrevocably notified by the Company to Holders of the Preferred Securities upon not less than 30 nor more than 60 calendar days’ notice prior to the relevant Redemption Date (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed and (ii) in the manner and to the extent required by Section 1.06 of the Contingent Convertible Preferred Securities Indenture (in which case, such notice may be given at the Company’s request by the Trustee in the name and at the expense of the Company, provided the Company has requested the Trustee to so give notice in writing accompanied by a copy of the form of notice, and the Trustee shall give such notice by the fifth Business Day following its receipt of such request). Failure to give notice in the manner herein provided to the Holder of any Preferred Securities designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Preferred Securities.

Any notice of redemption will state: the Redemption Date; the Redemption Price; that on the Redemption Date the Redemption Price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Preferred Security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the Preferred Securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Preferred Securities being redeemed.

The Company may not give a notice of redemption with respect to the Preferred Securities if a Trigger Event Notice has been given with respect to the Preferred Securities. If any notice of redemption of the Preferred Securities has been given and a Trigger Event with respect to the Preferred Securities occurs prior to the Redemption Date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such Redemption Date and, instead, the Trigger Conversion of the Preferred Securities shall take place as provided herein.

If a Capital Reduction Notice has been given with respect to the Preferred Securities, the Company may not give a notice of redemption with respect to the Preferred Securities until the end of the Election Period. If a redemption notice is given by the Company after the end of the Election Period, the Company may redeem all (but not part) of the aggregate Liquidation Preference of the Preferred Securities which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of the Preferred Securities has been given and a Capital Reduction with respect to the Preferred Securities occurs prior to the Redemption Date, such Capital Reduction will be deemed not to have occurred for all purposes of the Indenture with respect to the Preferred Securities and there shall be no conversion of such Preferred Securities pursuant to the provisions described under “Conversion Upon Capital Reduction” below and, instead, the redemption of the Preferred Securities shall take place as provided herein. Accordingly, the provisions described under “Conversion Upon Capital Reduction” shall not apply to the Preferred Securities with respect to any such Capital Reduction and Holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

If the Company has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12 of the Contingent Convertible Preferred Securities Indenture) will be due and payable.

Conversion upon Trigger Event. If the Trigger Event occurs at any time on or after the Closing Date, then the Company will: not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by the Company in accordance with their terms; and irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the Preferred Securities will be converted in whole and not in part. For the purposes of determining whether the Trigger Event has occurred, the Company will (i) calculate the CET1 ratio based on information (whether or not published) available to management of the Company, including information internally reported within the Company pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of the Company and the Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. The Company’s calculation shall be binding on the Trustee and the Holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Conversion upon Capital Reduction. Subject as provided above in the fourth paragraph under “Redemption Procedures; Notice of Redemption”, if a Capital Reduction occurs at any time on or after the Closing Date, then the Company will, subject as provided in the immediately subsequent paragraph, irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (a

“Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the Holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the preceding paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each Holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with such paragraph, in which case all Preferred Securities of such Holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that Holder on the relevant Conversion Settlement Date pursuant to such paragraph. To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). An Election Notice shall be irrevocable. Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not duly received during the Election Period shall be converted into Common Shares.

A Capital Reduction will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Upon Conversion. Subject as provided in this paragraph with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to Section 4.05(d) of the Contingent Convertible Preferred Securities Indenture and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Conversion of the Preferred Securities, Holders (and beneficial owners) of any Preferred Securities shall have no claim against the Company in respect of (i) any Liquidation Preference (and premium, if any) of the Preferred Securities converted into Common Shares or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository.

Upon any Capital Reduction Conversion of the Preferred Securities, Holders (and beneficial owners) of any Preferred Securities, other than Holders of Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”, shall have no claim against the Company in respect of any Liquidation Preference (and premium, if any) of such Preferred Securities, and the Preferred Securities converted into Common Shares, other than Preferred Securities in respect of which Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository.

On or prior to the Conversion Settlement Date, the Company shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided in the first paragraph under “Upon Conversion” with respect to fractions) as is required to satisfy in full the Company’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”.

The obligation of the Company to issue and deliver Common Shares to a Holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge the Company’s obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided in the first paragraph under “Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) except as provided in the second paragraph under “Conversion Upon Capital Reduction”.

Except as set forth in the immediately subsequent paragraph with respect to a Capital Reduction, if a Conversion Event occurs, Holders shall have recourse to the Company only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by the Company of the relevant Common Shares to the Conversion Shares Depository, Holders of the Preferred Securities so converted shall have recourse to the Conversion Shares Depository only for the delivery to them of such Common Shares, in the circumstances described under “Settlement Procedures” below.

In the case of a Capital Reduction, Holders shall also have recourse to the Company as provided in the first paragraph under “Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) except as provided in the second paragraph under “Conversion Upon Capital Reduction”.

Conversion Price. The Conversion Price will be calculated pursuant to Section 4.04 of the Contingent Convertible Preferred Securities Indenture and is subject to adjustment as provided in Section 4.05 of the Contingent Convertible Preferred Securities Indenture.

Conversion Procedures; Common Shares. If a Trigger Event occurs at any time on or after the Closing Date, then the Company will notify the Regulator and the Holders of the Preferred Securities immediately upon the Company’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed and (ii) in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture (together, the “Trigger Event Notice”). Any failure by the Company to give a Trigger Event Notice or otherwise notify the Holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to the Preferred Securities, or give the Holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

If a Capital Reduction occurs at any time on or after the Closing Date of the Preferred Securities, then the Company will notify the Regulator and the Holders of the Preferred Securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed and (ii) in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture (together, the “Capital Reduction Notice”). Any failure by the Company to give a Capital Reduction Notice or otherwise notify the Holders of a Capital Reduction will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to the Preferred Securities, or give the Holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

A Conversion Notice shall be a written notice specifying the information provided in Section 4.06(c) of the Contingent Convertible Preferred Securities Indenture.

If a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part, and if a Capital Reduction occurs, the Preferred Securities will be converted in whole and not in part except for Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”.

Notwithstanding anything set forth in this Preferred Security or the Indenture to the contrary, except in the case of a Capital Reduction with respect to any Preferred Securities in respect of which the Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of Holders of the Preferred Securities relating to a breach of the Performance Obligation in the event of a failure by the Company to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of Holders to receive payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date provided in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein and except as provided in the second paragraph under “Conversion Upon Capital Reduction”), the Indenture shall impose no duties upon the Trustee whatsoever with regard to a Conversion (other than as provided in Section 3.05(a) of the Contingent Convertible Preferred Securities Indenture if a Global Security is surrendered for conversion in part upon a Capital Reduction), and the Holders of the Preferred Securities converted or to be converted shall have no rights whatsoever under the Indenture or such Preferred Securities to instruct the Trustee to take any action whatsoever and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any Holders of such Preferred Securities in such direction or related to such direction, any direction previously given to the Trustee by any Holders of such Preferred Securities shall cease automatically and shall be null and void and of no further effect.

Settlement Procedures. Delivery of the Common Shares to the Holders of converted Preferred Securities upon a Conversion Event shall be made in accordance with the procedures set forth below. The Company may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of the Company, including to reflect changes in Clearing System practices.

Holders of the Preferred Securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures set forth herein. The obligation to deliver ADSs if a Holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date the Company continues to maintain an ADS depositary facility.

In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant Holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) must deliver its Preferred Securities (other than, in the case of a Capital Reduction, Preferred Securities which Holders elect not to convert as provided in the second paragraph under “Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the Trustee, on or before the Notice Cut-off Date. The Delivery Notice shall contain: (i) the name of the Holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the Preferred Securities to be converted; (ii) the aggregate Liquidation Preference held by such Holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of such converted Preferred Securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (iv) whether Common Shares or ADSs are to be delivered to the Holder or beneficial owner of such Preferred Securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in the Company’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

If the Preferred Securities are held through DTC, the Delivery Notice must be given and the Preferred Securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any Preferred Securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant Preferred Securities, except as otherwise indicated in the relevant Conversion Notice.

Subject to satisfaction of the requirements and limitations set forth herein and provided that the relevant Preferred Securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (as rounded down to the nearest whole number of Common Shares in accordance with the first paragraph under “Upon Conversion” and, where applicable, Section 4.05(d) of the Contingent Convertible Preferred Securities Indenture) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the Holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the relevant Preferred Securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant Preferred Securities may result in such Delivery Notice being treated as null and void and the Company shall be entitled to procure the sale of any applicable Common Shares to which the relevant Holder may be entitled in accordance with Section 4.09 of the Contingent Convertible Preferred Securities Indenture. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided herein shall be made by the Company in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant Holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

A Holder of the Preferred Securities or Selling Agent (as defined in Section 4.09 of the Contingent Convertible Preferred Securities Indenture) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale set forth in such Section 4.09) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in the Kingdom of Spain by the Company in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the Indenture which shall be paid by the Company) and such Holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a Preferred Security or interest therein.

Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant Holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant Holder.

If the Company shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided in the second paragraph above, the Holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and the Company as a separate and independent obligation, undertakes to reimburse and indemnify each Holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

In respect of any Common Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Failure to Deliver a Delivery Notice. If a duly completed Delivery Notice and the relevant Preferred Securities are not delivered to the Paying and Conversion Agent as provided in the Indenture and the Conversion Notice on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the tenth Business Day after the Conversion Settlement Date, the Company may in its sole and absolute discretion (and the relevant Holders and beneficial owners of such Preferred Securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and duly completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the immediately preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed ratably to the relevant Holders in such manner and at such time as the Company shall determine and notify to the relevant Holders. Such payment shall for all purposes discharge the obligations of the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such Holders in respect of the relevant Conversion. The Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any Holder or beneficial owner of the Preferred Securities for any loss resulting from such Holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Preferred Securities on a timely basis or at all.

If the applicable Preferred Securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date and the Company does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Preferred Securities are so delivered. However, any Holder or beneficial owner (or custodian, broker, nominee or other representative thereof) of such Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the Holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Agreement and Waiver with Respect to Conversion. The Preferred Securities are not convertible into Common Shares at the option of Holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision in this Preferred Security or the Indenture, by its acquisition of any Preferred Security, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the Holders or beneficial owners of the Preferred Securities or the Trustee, (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the Holders of the Preferred Securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provision described in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein), and the Company’s liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provision described in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein)), except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the Holders of the Preferred Securities so converted shall not have the right to give a direction to the Trustee with respect to the Conversion Event and any related Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or beneficial owner of such Preferred Securities or the Trustee.

Enforcement Events. Each of the following events is an “Enforcement Event” with respect to the Preferred Securities: (i) the breach of any term, obligation or condition binding on the Company under the Preferred Securities (other than any of the Company’s payment obligations under or arising from the Preferred Securities, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance Obligation”); or (ii) the occurrence of any voluntary or involuntary liquidation or winding-up of the Company (a “Liquidation Event”).

Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture.

Liquidation Distribution. Subject as provided in the immediately subsequent paragraph, in the event of any Liquidation Event, Holders of the Preferred Securities (unless previously converted into Common Shares) shall be entitled to receive out of the assets of the Company available for distribution to Holders of the Preferred Securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of the Company ranking junior to the Preferred Securities.

If, before the occurrence of a Liquidation Event, a Conversion Event occurs but the relevant conversion of the Preferred Securities into Common Shares is still to take place when the Liquidation Event occurs, Holders of the Preferred Securities will be entitled to receive out of the relevant assets of the Company a monetary amount equal to that which Holders of such Preferred Securities would have received on any distribution of the assets of the Company if such conversion had taken place immediately prior to such Liquidation Event.

After payment of the relevant entitlement in respect of a Preferred Security as described in Section 6.02 of the Contingent Convertible Preferred Securities Indenture, such Preferred Security will confer no further right or claim to any of the remaining assets of the Company.

Limitation of Remedies Upon an Enforcement Event. The sole remedies of the Holders of the Preferred Securities and the Trustee under the Preferred Securities or the Indenture upon the occurrence of an Enforcement Event shall be: (a) with respect to a breach of a Performance Obligation, to seek enforcement of the relevant Performance Obligation; and (b) with respect to a Liquidation Event, to enforce the entitlement set forth in Section 6.02 of the Contingent Convertible Preferred Securities Indenture.

No Other Remedies and Other Terms. Other than the limited remedies specified in Article 6 of the Contingent Convertible Preferred Securities Indenture, and subject to the second paragraph below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders of the Preferred Securities, whether for the recovery of amounts owing in respect of such Preferred Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Preferred Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in Section 7.08 of the Contingent Convertible Preferred Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 6.08 of the Contingent Convertible Preferred Securities Indenture shall not be limited or impaired by Article 6 of the Contingent Convertible Preferred Securities Indenture and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 13.01 of the Contingent Convertible Preferred Securities Indenture.

Notwithstanding the limitations on remedies specified in this Preferred Security and in Article 6 of the Contingent Convertible Preferred Securities Indenture, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders under the provisions of the Indenture, and (ii) nothing shall impair the rights of a Holder of the Preferred Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Preferred Securities as provided for in Section 6.10 of the Contingent Convertible Preferred Securities Indenture; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Preferred Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Preferred Securities, shall be subject to the subordination provisions set forth in Section 13.01 of the Contingent Convertible Preferred Securities Indenture.

In furtherance of Section 7.01 of the Contingent Convertible Preferred Securities Indenture:

(i)    For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii)    Notwithstanding anything contained in the Indenture to the contrary, the duties and responsibilities of the Trustee under the Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Agreement with Respect to Limitation of Remedies for Breach of a Performance Obligation. By its acquisition of any Preferred Security, each Holder and beneficial owner of any such Preferred Security acknowledges and agrees that such Holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against the Company in respect of a breach by the Company of a Performance Obligation and that the sole and exclusive remedy that such Holder, beneficial owner and the Trustee may seek under the Preferred Securities and the Indenture for a breach by the Company of a Performance Obligation is specific performance.

Waiver of Past Enforcement Events. Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Preferred Securities may on behalf of the Holders of all of the Preferred Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the Outstanding Preferred Securities shall not be entitled to waive (i) any past Enforcement Event that results from a Liquidation Event and (ii) any Enforcement Event in respect of a covenant or provision of the Indenture which under Article 10 of the Contingent Convertible Preferred Securities Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Preferred Security affected.

Upon the occurrence of any waiver permitted by the paragraph immediately above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to the Preferred Securities arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

Subordination. Unless previously converted into Common Shares and except as provided in the second paragraph under “Liquidation Distribution” above, the obligations of the Company under the Preferred Securities will constitute direct, unconditional, unsecured and subordinated obligations of the Company and, in case of insolvency (concurso de acreedores) of the Company, in accordance with Additional Provision 14.3 of Law 11/2015 and the Spanish Insolvency Law but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the obligations of the Company in respect of the Preferred Securities constitute an Additional Tier 1 Instrument of the Company, such Preferred Securities will rank with respect to claims for any Liquidation Preference of such Preferred Securities:

(i)    junior to:

(A)    any unsubordinated obligations of the Company (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and

(B)    any claim for principal in respect of any other contractually subordinated obligations of the Company, present and future, not constituting Additional Tier 1 Capital of the Company for the purposes of Section 3 of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii)    pari passu with:

(A)    each other claim for any Liquidation Preference of Preferred Securities;

(B)    all other claims in respect of any liquidation preference or otherwise for principal in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future; and

(C)    any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and

(iii)    senior to the Common Shares or any other subordinated obligations of the Company which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of the Company expressed by their terms to rank junior to the Preferred Securities).

The obligations of the Company under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The Company agrees with respect to the Preferred Securities and each Holder and beneficial owner of a Preferred Security, by his or her acquisition of a Preferred Security, will be deemed to have agreed to the subordination as described herein. To the extent permitted by Spanish law, each such Holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of the Kingdom of Spain, to the extent necessary to effectuate the subordination provisions of the Preferred Security. In addition, each Holder and beneficial owner of Preferred Securities by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant Preferred Securities as provided in the Indenture and as summarized herein and appoints the Trustee his attorney-in-fact for any and all such purposes.

Waiver of Right of Set-Off. Subject to applicable law, neither any Holder or beneficial owner of Preferred Securities nor the Trustee acting on behalf of the Holders of the Preferred Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture and each Holder and beneficial owner of Preferred Securities, by virtue of its holding of any Preferred Securities or any interest therein, and the Trustee acting on behalf of the Holders of the

Preferred Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder or beneficial owner of a Preferred Security or any interest therein by the Company in respect of, or arising under, the Preferred Securities are discharged by set-off, such Holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Limitation on Suits. No Holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in the Preferred Securities) of any Preferred Security shall have any right to institute any proceeding, judicial or otherwise, with respect to such Preferred Security, the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder fulfils the requirements of Section 6.09 of the Contingent Convertible Preferred Securities Indenture.

Consolidation, Merger, Conveyance or Transfer. The Company may, without the consent of Holders of the Preferred Securities, consolidate or amalgamate with or merge into any other Person or Persons (whether or not affiliated with the Company) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with the Company), subject to the conditions set forth in Section 9.01 of the Contingent Convertible Preferred Securities Indenture except that the condition set forth in Section 9.01(d) shall not be applicable if the acquiring or resulting successor corporation (the “successor corporation”) is a holding company of the Company or a wholly-owned subsidiary of the Company.

In the event of assumption of the Company’s obligations in connection with a merger, consolidation, amalgamation, conveyance, transfer or lease of substantially all of its assets, the Company shall be released from all obligations and covenants under the Indenture or this Preferred Security, as the case may be, and the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company.

Any holding company of the Company or any wholly-owned subsidiary of the Company (the “successor entity”) may without the consent of the Holders of the Preferred Securities, assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) under the Contingent Convertible Preferred Securities of such series, subject to the conditions set forth in Section 9.03 of the Contingent Convertible Preferred Securities Indenture.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with respect to the Preferred Securities with the same effect as if such successor entity had been named as the Company in the Indenture, and the Company or any legal and valid successor entity which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon the Preferred Securities.

In the event of any merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted as provided above under this section “Consolidation, Merger, Conveyance or Transfer”, Additional Amounts under the Preferred Securities will thereafter be payable in respect of taxes imposed by the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts as required under Section 11.04 of the Contingent Convertible Preferred Securities Indenture in respect of taxes imposed in the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer, lease or assumption will be payable only in respect of taxes imposed by the Kingdom of Spain.

The successor corporation or successor entity, as the case may be, will also be entitled to redeem the Preferred Securities in the circumstances described in, and in accordance with, the section “Optional Redemption due to a Tax Event”, except that if such successor corporation or successor entity, as the case may be, is not incorporated or tax resident in the Kingdom of Spain (i) references to the Kingdom of Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of any merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted under this “Consolidation, Merger, Conveyance or Transfer”.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power. Notwithstanding any other term of the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Preferred Securities, by its acquisition of the Preferred Securities, each Holder (which, for the purposes of the below, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (B) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (C) the cancellation of the Preferred Securities; (D) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the Holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of the Preferred Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of the Preferred Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the Preferred Securities, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of the Preferred Securities, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under Section 6.14 of the Contingent Convertible Preferred Securities Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there shall at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by this Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the Preferred Securities, each Holder shall be deemed to have authorized, directed and requested the relevant Depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary through which it holds such Preferred Securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such Holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant Depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Preferred Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

If the Company has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12 of the Contingent Convertible Preferred Securities Indenture) will be due and payable.

By its acquisition of the Preferred Securities, each Holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Each Holder that acquires Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the Preferred Securities upon their initial issuance, including, without limitation, with respect to the above.

*  *  *

This Preferred Security, and any other Contingent Convertible Preferred Securities of this series and of like tenor, are issuable only in registered form without coupon. The Preferred Securities shall carry a Liquidation Preference of $200,000 per Preferred Security.

This Preferred Security and the Indenture (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Section 13.01(a) of the Contingent Convertible Preferred Securities Indenture shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.